UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023
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A. O. Smith Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224
(Address of principal executive offices, including zip code)

(414) 359-4000
(Registrant’s telephone number)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	AOS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition
Item 7.01.    Regulation FD Disclosure
On October 26, 2023 at 9:00 am Central Time, A. O. Smith hosted a conference call regarding its financial results for the third quarter, during which A. O. Smith officers answered questions from analysts regarding its 2023 third quarter results and its business. The Company is aware that, due to technical audio difficulties, the answers to questions posed during the call were not understandable to all participants on the call. A. O. Smith’s vendor, Refinitiv Eikon, was able to record an audible version of the call and has provided the Company with a copy of the written transcript of it. The Company is furnishing the call transcript provided by Refinitiv with this report for the benefit of participants that could not clearly hear all of the answers provided. An audible version of entire call is also available on the Company’s website at https://investor.aosmith.com/events-and-presentations.

This current report and the attached exhibit contain statements that the Company believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "forecast," "continue," "guidance," "outlook" or words of similar meaning. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: softening in U.S. residential water heater demand; negative impacts to the Company, particularly the demand for its products, resulting from global inflationary pressures or a potential recession in one or more of the markets in which the Company participates; the Company's ability to continue to obtain commodities, components, parts and accessories on a timely basis through its supply chain and at expected costs; negative impacts to demand for the Company's products, particularly commercial products, as a result of the severity and duration of the lingering effects of the COVID-19 pandemic; further weakening in U.S. residential or commercial construction or instability in the Company's replacement markets; inability of the Company to implement or maintain pricing actions; inconsistent recovery of the Chinese economy or further decline in the growth rate of consumer spending or housing sales in China; negative impact to the Company's business in China as a result of future COVID-19-related disruptions there; negative impact to the Company's businesses from international tariffs, trade disputes and geopolitical differences, including the conflicts in Ukraine and the Middle East; potential further weakening in the high-efficiency gas boiler segment in the U.S.; substantial defaults in payment by, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; foreign currency fluctuations; the Company's inability to successfully integrate or achieve its strategic objectives resulting from acquisitions; competitive pressures on the Company's businesses; the impact of potential information technology or data security breaches; changes in government regulations or regulatory requirements; the inability to respond to secular trends toward decarbonization and energy efficiency; and adverse developments in general economic, political and business conditions in key regions of the world. Forward-looking statements included in this news release are made only as of the date of this release, and the Company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the Company, or persons acting on its behalf, are qualified entirely by these cautionary statements.

Item 9.01    Financial Statements and Exhibits
The following exhibit is being furnished herewith:

(99.1)    Transcript of October 26, 2023 earnings call and presentation
104    Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: October 27, 2023	By:	/s/James F. Stern
James F. Stern
Executive Vice President, General Counsel and Secretary